Exhibit 99.1

Harvest Health & Recreation Inc. Reports

Fourth Quarter and Full Year 2020 Financial Results

•	Total revenue increased 98% to $231.5 million in 2020 from $116.8 million in 2019
•	Fourth quarter revenue was $69.9 million, up 85% from the fourth quarter 2019 and 13% sequentially
•	Net loss before non-controlling interest for the full year was $59.6 million compared to $168.8 million in 2019
•	Total adjusted EBITDA was $15.3 million in 2020, compared to negative $43.7 million in 2019
•	2021 revenue target of $380 million introduced
•	First quarter 2021 revenue target of at least $87 million compared to $45 million in the first quarter 2020

PHOENIX, March 30, 2021 -- Harvest Health & Recreation Inc. (“Harvest” or the “Company”) (CSE: HARV, OTCQX: HRVSF), a vertically integrated cannabis company and multi-state operator in the U.S., today reported its financial and operating results for the fourth quarter and year ended 2020. All financial information is provided in U.S. dollars unless otherwise indicated.

Fourth Quarter and Full Year 2020 Financial Results

•

Total revenue in the fourth quarter was $69.9 million, an increase of 85% from $37.8 million in the fourth quarter of 2019, and up 13% compared to $61.6 million in the third quarter of 2020. Full year revenue increased 98% to $231.5 million in 2020 compared to $116.8 million in 2019.

•

Gross profit in the fourth quarter was $31.3 million, compared to $16.6 million in the fourth quarter of 2019, and $28.7 million in the third quarter of 2020. Gross profit for the full year was $101.6 million compared to $41.1 million in 2019.

•

Gross profit margin in the fourth quarter was 44.8%, compared to 43.8% in the fourth quarter of 2019, and 46.6% in the third quarter of 2020. Gross profit margin for the full year was 43.9% compared to 35.2% in 2019.

•

Net loss before non-controlling interest was $7.4 million for the fourth quarter, compared to $85.2 million in the fourth quarter of 2019. Net loss before non-controlling interest for the full year was $59.6 million compared to $168.8 million in 2019.

•

Adjusted EBITDA in the fourth quarter was $9.1 million, compared to ($8.8) million in the fourth quarter of 2019 and $11.5 million in the third quarter of 2020. Adjusted EBITDA for the full year was $15.3 million compared to ($43.7) million in 2019.

Please see the supplemental information regarding the use of Non-GAAP Financial Measures, and a reconciliation of Non-GAAP Financial Measures.

Fourth Quarter 2020 Business Highlights

•	During the fourth quarter of 2020, Harvest opened two new dispensaries in Camp Hill and King of Prussia, Pennsylvania.

•	On October 2, 2020, Harvest terminated the agreement to sell two California retail assets to Hightimes Holdings for $6 million in preferred stock.
•

On October 28, 2020, Harvest completed a bought deal financing raising gross proceeds of approximately $32.4 million including the overallotment option. Units sold in the offering were priced at Cd$2.26 per unit and included one subordinate voting share and one-half warrant. Each warrant has an exercise price of Cd$3.05 and duration of 30 months.

•	On October 30, 2020, Harvest completed the purchase and license transfer of THChocolate, LLC, including cannabis manufacturing licenses in Colorado. The consideration paid was immaterial.
•

On November 2, 2020, Harvest announced a settlement agreement with Devine Holdings. Under the terms of the agreement, Harvest acquired three vertical medical cannabis licenses in Arizona exchange for the repayment by Devine Holdings of an outstanding $10.45 million receivable owed to Harvest concurrently with the license acquisition.

•	On November 3, 2020, Arizona voters approved Prop 207, a ballot initiative to allow recreational cannabis consumption in Arizona.
•	On November 13, 2020, Harvest completed the divestiture of its ownership in dispensary and cultivation assets in Arkansas, with net cash proceeds to Harvest of $12.9 million.
•

On November 20, 2020, Harvest announced the settlement of a legal dispute with minority owners of Interurban Capital Group. Harvest canceled a total of 42,378.4 Multiple Voting Shares and received a $12 million secured promissory note with 7.5% interest and five-year maturity. Service agreements and call option agreements for Washington retail locations were cancelled.

•	As of December 31, 2020, Harvest owned, operated, or managed 38 retail locations in six states, including 15 open dispensaries in Arizona.

Full Year 2020 Business Highlights

•	Capital raised for full year included $20 million of real estate backed debt, $21.3 million in senior secured debt, and $91.4 million in equity.
•	Capital expenditures for year totaled $26.9 million.
•	During 2020 Harvest completed the acquisitions of Arizona Natural Selections, Interurban Capital Group, and Franklin Labs.
•	During 2020 Harvest divested a group of select California retail assets and Arkansas retail and cultivation assets.

Recent Developments

•

On January 22, 2021, Harvest recorded the first recreational cannabis sale in the state of Arizona at its Scottsdale location. Harvest began serving adult use customers in addition to medical patients at all 15 of its dispensaries on January 22.

•

On January 25, 2021, Harvest announced the closing of a sale leaseback transaction with Innovative Industrial Properties, Inc. Harvest sold a 292,000 square foot facility for $23.8 million. Harvest will operate the cultivation and processing facility and expects to receive up to $10.8 million in tenant improvements.

•	On February 22, 2021, Harvest announced the divestiture of two medical marijuana dispensaries in Bismarck and Williston, North Dakota for an immaterial amount of cash.

•

On March 15, 2021, Harvest announced the settlement of its dispute with Falcon International, Inc. In accordance with the settlement terms, Harvest now owns a 10% equity stake in Falcon and received a ten year warrant to purchase up to 20% of the company’s shares at an exercise price of $1.91 per share.

Outlook

Harvest is introducing a full year 2021 revenue target of $380 million, including at least $87 million in revenue expected during the first quarter. We remain focused on improving the profitability of our business and we expect our gross margins will continue to trend upwards overall, with some fluctuations from quarter to quarter.

Management Commentary

“Our fourth quarter results and the initial success of recreational sales in Arizona demonstrate the efficacy of our strategy to make targeted investments in our core markets of Arizona, Florida, Maryland, and Pennsylvania” said Chief Executive Officer Steve White. “We are focused on continuing to build on this positive momentum as we execute on our plan in 2021.”

Conference Call & Webcast

Harvest Health and Recreation Inc. will host a conference call and audio webcast with Chief Executive Officer Steve White and Chief Financial Officer Deborah Keeley, Tuesday March 30, 2021 at 5:00 PM Eastern Time.

Registration for this event is required. Please use this link to register:

http://www.directeventreg.com/registration/event/9090211

Following registration, an email confirmation will be sent including dial in details and unique conference call codes. Registration will remain open during the call however we recommend advance registration to access the event.

Fourth quarter results will be available at:

https://investor.harvesthoc.com/financials/default.aspx

The live conference call webcast and replay will be available at:

https://investor.harvesthoc.com/financials/default.aspx

HARVEST HEALTH & RECREATION INC.

Consolidated Balance Sheets

(Amounts expressed in thousands of United States dollars, except share and per share data)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$78,055	$22,685
Restricted cash	4,542	8,000
Accounts receivable, net	5,051	12,147
Notes receivable, current portion	21,556	47,768
Related party notes receivable, current portion	10,052	3,581
Inventory, net	36,862	27,987
Other current assets	5,280	4,788
Total current assets	161,398	126,956
Notes receivable, net of current portion	18,211	34,430
Property, plant and equipment, net	176,827	149,841
Right-of-use assets for operating leases, net	60,843	52,445
Related party right-of-use assets for operating leases, net	5,621	6,321
Intangibles assets, net	272,118	159,209
Corporate investments	19,091	—
Acquisition deposits	50	3,645
Goodwill	116,041	84,596
Assets held for sale	6,585	2,444
Other assets	19,850	8,114
TOTAL ASSETS	$856,635	$628,001
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$10,755	$6,969
Other current liabilities	28,896	22,029
Contingent consideration, current portion	17,985	13,764
Income tax payable	17,504	5,310
Operating lease liability, current portion	2,906	2,244
Related party operating lease liability, current portion	135	428
Notes payable, current portion	20,910	8,395
Total current liabilities	99,091	59,139
Notes payable, net of current portion	244,066	213,181
Warrant liability	20,908	5,516
Operating lease liability, net of current portion	58,637	48,731
Related party operating lease liability, net of current portion	5,595	5,533
Deferred tax liability	53,082	28,587
Contingent consideration, net of current portion	—	16,249
Total liabilities associated with assets held for sale	718	—
Other long-term liabilities	63	179
TOTAL LIABILITIES	482,160	377,115
STOCKHOLDERS' EQUITY
Capital stock	667,248	481,182
Accumulated deficit	(293,607)	(233,977)
Stockholders' equity attributed to Harvest Health & Recreation Inc.	373,641	247,205
Non-controlling interest	834	3,681
TOTAL STOCKHOLDERS' EQUITY	374,475	250,886
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$856,635	$628,001

HARVEST HEALTH & RECREATION INC.

Consolidated Statements of Operations

(Amounts expressed in thousands of United States dollars, except share and per share data)

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
Revenue, net of discounts	$69,922	$37,793	$231,460	$116,780
Cost of goods sold	(38,607)	(21,224)	(129,873)	(75,636)
Gross profit	31,315	16,569	101,587	41,144
Expenses
General and administrative	25,284	29,518	99,603	105,966
Sales and marketing	1,604	2,399	4,960	8,937
Share-based compensation	4,147	(1,420)	22,495	17,695
Depreciation and amortization	2,017	1,123	7,920	5,360
Fixed and intangible asset impairments	664	16,977	664	16,977
Total expenses	33,716	48,597	135,642	154,935
Operating loss	(2,401)	(32,028)	(34,055)	(113,791)
Other income (expense)
Gain (loss) on sale of assets	12,266	(2,431)	11,752	(2,313)
Other income (expense)	6,962	(7,773)	17,185	(8,286)
Fair value of liability adjustment	(14,433)	(1,457)	(10,125)	5,482
Foreign currency gain (loss)	19	(469)	(63)	(970)
Interest expense	(13,123)	(5,164)	(38,612)	(9,514)
Contract asset recovery (impairment)	1,688	(35,098)	(732)	(35,098)
Loss before taxes and non-controlling interest	(9,022)	(84,420)	(54,650)	(164,490)
Income taxes	1,482	(185)	(3,650)	(3,756)
Loss from continuing operations before non-controlling interest	(7,540)	(84,605)	(58,300)	(168,246)
Net income (loss) from discontinued operations, net of tax	142	(568)	(1,278)	(568)
Net loss before non-controlling interest	(7,398)	(85,173)	(59,578)	(168,814)
Net income (loss) attributed to non-controlling interest	2,159	696	(52)	2,079
Net loss attributed to Harvest Health & Recreation Inc.	$(5,239)	$(84,477)	$(59,630)	$(166,735)
Net income (loss) per share - basic and diluted	$(0.02)	$(0.29)	$(0.16)	$(0.59)
Attributable to Harvest Health and Recreation Inc.	$(0.01)	$(0.29)	$(0.17)	$(0.58)
Attributable to discontinued operations, net of tax	$—	$—	$—	$—
Weighted-average shares outstanding - basic and diluted	382,489,611	288,919,231	354,757,211	286,626,553

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the SEC. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included below. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Our management uses adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. Our management believes adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Reconciliation of Non-GAAP Financial Measures

The table below reconciles Net income (loss) to Adjusted EBITDA for the periods indicated.

	For the three months ended December 31,		For the twelve months ended December 31,
	2020	2019	2020	2019
Net loss (GAAP) before non-controlling interest	$(7,398)	$(85,173)	$(59,578)	$(168,814)
Add (deduct) impact of:
Net interest and other financing costs(1)	13,194	5,328	39,013	10,198
Income tax	(1,482)	185	3,650	3,756
Amortization and depreciation(2)	2,827	2,002	11,290	7,754
Fixed and intangible asset impairments	664	16,977	664	16,977
(Gain) loss on assets	(12,266)	2,431	(11,752)	2,313
Fair value adjustment of liability	14,433	1,457	10,125	(5,482)
Other (income) expense	(6,962)	7,773	(17,185)	8,286
Foreign currency (gain) loss	(19)	469	63	970
Share-based compensation expense	4,147	(1,420)	22,495	17,695
Contract asset (recovery) impairment	(1,688)	35,098	732	35,098
Discontinued operations, net of tax	(142)	568	1,278	568
Other expansion expenses (pre-open)	3,648	2,658	12,719	9,770
Transaction & other special charges	136	2,894	1,830	17,200
Adjusted EBITDA (non-GAAP)	$9,092	$(8,753)	$15,344	$(43,711)

(1) Includes $71, $164, $401, and $684 of interest reported in cost of sales.

(2) Includes $810, $879, $3,370, and $2,394 of depreciation reported in cost of sales.

Forward-looking Statements

This press release contains “forward-looking statements,” within the meaning of United States and Canadian securities laws. Such statements reflect current estimates, expectations and projections about future events and involve risks and uncertainties relating to future events and Harvest’s performance, and actual events may differ materially from these forward looking statements, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions. These forward looking statements include, without limitation, statements regarding our expectations for 2021 financial performance and targeted revenue; prospects for revenue growth and profitability in our core markets and in the U.S. cannabis industry generally; our continued growth in retail dispensary openings, same store sales growth, recreational sales in Arizona, and expanded cultivation and manufacturing operations; the development of federal and state cannabis regulatory framework in the United States applicable to multi-state operators, including a delay in, or a failure to, federally decriminalize cannabis in the United States, as well as such frameworks in Harvest’s core markets; adverse changes in the application or enforcement of current laws, including those related to taxation; adverse changes in the public perception of cannabis; the effects of the weather, natural disasters, and health pandemics, including the novel coronavirus (COVID-19) on customer demand, Harvest’s supply chain as well as its consolidated results of operation, financial position and cash flows; the ability of Harvest to develop Harvest’s brand and meet its growth, revenue and profitability projections and objectives; its ability to generate sufficient cash flow to repay debt obligations and to fund operating expenses and future investment; the ability of Harvest to complete planned acquisitions that are accretive to its revenue; the ability of Harvest to obtain and/or maintain licenses to operate in the jurisdictions in which it operates or in which it expects or plans to operate; changes in general economic, business and political conditions, including changes in the financial markets, and, in particular, the ability of Harvest to raise debt and equity capital in the amounts and at the costs that it expects; the ability to locate and acquire suitable companies, properties or assets necessary to execute on Harvest’s business plans; the ability of Harvest to execute planned store openings and secure cannabis supply at appropriate amounts and cost; fluctuations in the prevailing prices for cannabis and cannabis products in the markets that Harvest operates in and sources supply; its ability to resolve existing and future litigation and arbitrations on acceptable terms; and increasing costs of compliance with extensive government regulation. These risks, uncertainties and assumptions could adversely affect the outcome and financial effects of the plans and events described herein. In addition, even if the outcome and financial effects of the plans and events described herein are consistent with the forward-looking statements contained in this document, those results or developments may not be indicative of results or developments in subsequent periods.

Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Harvest’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission and in Harvest’s Annual Information Circular, which was filed on SEDAR, both of which were filed on March 30, 2021, and subsequent filings that Harvest makes with the Securities and Exchange Commission and SEDAR, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Harvest does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

About Harvest Health & Recreation Inc.

Headquartered in Tempe, Arizona, Harvest Health & Recreation Inc. is a vertically integrated cannabis company and multi-state operator. Since 2011, Harvest has been committed to expanding its retail and wholesale presence throughout the U.S., acquiring, manufacturing, and selling cannabis products for patients and consumers in addition to providing services to retail dispensaries. Through organic license wins, service agreements, and targeted acquisitions, Harvest has assembled an operational footprint spanning multiple states in the U.S. Harvest’s mission is to improve lives through the goodness of cannabis. We hope you’ll join us on our journey: https://harvesthoc.com

Facebook: @HarvestHOC
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Twitter: @HarvestHOC

Investor and Media Contact:

Christine Hersey, Director of Investor Relations

+1 (424) 202-0210

chersey@harvestinc.com